FOURTH AMENDMENT TO BUSINESS AGREEMENT This Amendment, effective as of April 24, 2017, further amends the Business Agreement (the “Agreement”) dated the 1st day of May, 2010, by and among JACKSON NATIONAL LIFE INSURANCE COMPANY (“Insurance Company”), a life insurance company organized under the laws of the State of Michigan (on behalf of itself and certain of its separate accounts); JACKSON NATIONAL DISTRIBUTORS LLC (the “Distributor”), a limited liability company organized under the laws of the State of Michigan; AMERICAN FUNDS DISTRIBUTORS, INC. (“AFD”), a corporation organized under the laws of the State of California; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement. WHEREAS, Insurance Company has issued or proposes to issue, now and in the future, certain multi- manager variable annuity contracts that provide certain funds (“Funds”) of the JNL Series Trust and/or the Jackson Variable Series Trust (each a “Trust”) as non-exclusive investment options (the “Contracts”); WHEREAS, the parties desire to amend Schedule A of the Agreement; NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, Distributor, AFD and CRMC hereby agree as follows: 1. Attachment A to the Agreement is hereby deleted in its entirety and replaced with Attachment A hereto. Such Attachment A may be amended from time to time by mutual agreement in writing, pursuant to the terms of a Master Participation Agreement among the Series, CRMC, the JNL Series Trust and the Insurance Company, dated May 1, 2010, and/or the Master Participation Agreement among the Series, CRMC, the Jackson Variable Series Trust and the Insurance Company, dated February 1, 2012. Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect. IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written. JACKSON NATIONAL LIFE INSURANCE COMPANY (on behalf of itself and each Account) AMERICAN FUNDS DISTRIBUTORS, INC. By: /s/ Andrew J. Bowden By: /s/ Timothy W. McHale Name: Andrew J. Bowden Name: Timothy W. McHale Title: SVP & General Counsel Title: Secretary JACKSON NATIONAL LIFE DISTRIBUTORS LLC CAPITAL RESEARCH AND MANAGEMENT COMPANY By: /s/ Alison Reed By: /s/ Michael Downer Name: Alison Reed Name: Michael Downer Title: EVP, JNLD Operations Title: Sr. Vice President and Secretary

ATTACHMENT A Master Funds and Corresponding Funds JNL Series Trust American Funds Insurance Series Master Funds: Trust Funds: American Funds Insurance Series - Growth-Income Fund JNL/American Funds Growth-Income Fund American Funds Insurance Series - International Fund JNL/American Funds International Fund American Funds Insurance Series - Blue Chip Income & Growth Fund JNL/American Funds® Blue Chip Income and Growth Fund American Funds Insurance Series - New World Fund JNL/American Funds New World Fund American Funds Insurance Series - Global Bond Fund JNL/American Funds Global Bond Fund American Funds Insurance Series - Global Small Cap Fund JNL/American Funds Global Small Capitalization Fund American Funds Insurance Series - Asset Allocation Fund JNL/American Funds Balanced Fund Jackson Variable Series Trust American Funds Insurance Series Master Funds: Trust Funds: American Funds Insurance Series - Growth Fund JNL/American Funds® Growth Fund American Funds Insurance Series - Global Growth Fund JNL/American Funds® Global Growth Fund